UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2019

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Bionik Laboratories Corp. (the “Company”) was held on March 18, 2019. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 11, 2019.

Proposal 1: Election of the eight nominees listed below to serve on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

Nominee	For	Withhold Authority

Andre Auberton-Herve	1,554,173	27,425
Eric Dusseux	1,554,133	27,465
Remi Gaston-Dreyfus	1,555,434	26,164
P. Gerald Malone	1,554,685	26,913
Joseph Martin	1,554,685	26,913
Charles Matine	1,555,017	26,581
Audrey Thevenon	1,555,103	26,495
Michal Prywata	1,554,231	27,367

Proposal 2: To approve an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain

1,518,422	29,340	33,836

Proposal 3. To ratify MNP, LLP as the Company’s independent public accountants for the year ending March 31, 2019.

For	Against	Abstain

1,598,897	26,103	31,771

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 19, 2019

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer